FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT, dated as of September 30, 2018 (this “Agreement”), to the Fourth Amended and Restated Credit Agreement, dated as of August 17, 2017, by and among Sabra Health Care Limited Partnership, a Delaware limited partnership and Sabra Canadian Holdings, LLC, a Delaware limited liability company, as borrowers (the “Borrowers”), Sabra Health Care REIT, Inc., a Maryland corporation as a guarantor, the Subsidiary Guarantors from time to time party thereto as guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., Citizens Bank, National Association, Crédit Agricole Corporate and Investment Bank and Wells Fargo Bank, N.A., as Swing Line Lenders and L/C Issuers (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such term in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Credit Agreement be modified as herein set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement.
1.1    Definition of Beneficial Ownership Regulation. Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following definition of “Beneficial Ownership Regulation” in the appropriate alphabetical order:
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
1.2    Definition of Eligible Cash 1031 Proceeds. Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following definition of “Eligible Cash 1031 Proceeds” in the appropriate alphabetical order:
“Eligible Cash 1031 Proceeds” means cash proceeds held by (or on behalf of) a “qualified intermediary” from the sale of a Property by a Consolidated Party, which proceeds are intended to be used by the qualified intermediary to acquire one or more “replacement properties” that are of “like-kind” to such Property in an exchange that qualifies as a tax-free exchange under Section 1031 of the Code, and no portion of which proceeds the REIT Guarantor, any Borrower or any of their respective Subsidiaries has the right to receive, pledge, borrow or otherwise obtain the benefits of until such time as provided under the applicable “exchange agreement” (as such terms in quotations are defined in the Treasury Regulations Section 1.1031(k) - 1(g)(4) (the “Regulations”)) or until such exchange is terminated. Upon the cash proceeds no longer being held by the qualified intermediary pursuant to the Regulations or otherwise qualifying under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds.
1.3    Definition of Consolidated Total Asset Value. The definition of “Consolidated Total Asset Value” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Consolidated Total Asset Value” means, with respect to the Consolidated Group at any time, the sum (without duplication) of the following: (a) an amount equal to (i) NOI derived from each Property for the fiscal quarter most recently ended on or prior to such date of determination (for Properties owned or ground leased for all of the four (4) fiscal quarter period then ended), multiplied by four, divided by (ii) the Capitalization Rate for each such Property, (b) the acquisition price paid for each Property acquired during the four (4) fiscal quarter period most recently ended, (c) the aggregate amount of unrestricted cash and cash equivalents (which, for purposes of this definition, shall include Eligible Cash 1031 Proceeds) as of the end of the fiscal quarter most recently ended on or prior to such date of determination, (d) the undepreciated GAAP book value of the Consolidated Group’s interest in real property assets that are under construction or development (other than Properties under renovation) but not yet substantially complete such that occupancy is not viable, (e) the GAAP book value of the Consolidated Group’s interest in unimproved land holdings, (f) the GAAP book value of the Consolidated Group’s interest in all mortgages, mezzanine loans and notes receivable, (g) the Consolidated Parties’ pro rata share of the foregoing items and components attributable to ownership of common Equity Interests in Unconsolidated Affiliates and (h) the GAAP book value of the Consolidated Group’s interest in preferred equity investments. Notwithstanding the foregoing, for purposes of calculating Consolidated Total Asset Value on any date during the period commencing on October 1, 2018 through and including March 31, 2019, the contribution to Consolidated Total Asset Value of each Senior Care Property shall be an amount equal to the lesser of (i) the undepreciated GAAP book value of such Senior Care Property on such date, as adjusted in accordance with GAAP to reflect impairment charges and (ii)(x) the undepreciated GAAP book value of such Senior Care Property as set forth on Schedule 1.01 multiplied by (y) 0.70.
1.4    Definition of PTE. Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following definition of “PTE” in the appropriate alphabetical order:
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
1.5    Definition of Senior Care Property. Section 1.01 of the Credit Agreement is hereby amended by adding thereto the following definition of “Senior Care Property” in the appropriate alphabetical order:
“Senior Care Property” means a Property owned or ground leased by a Consolidated Party as of September 30, 2018 and set forth on Schedule 1.01 but only until such time as such Property is leased by a Consolidated Party to a Person other than Senior Care Centers, LLC or an Affiliate thereof.
1.6    Definition of Unencumbered Asset Value. The definition of “Unencumbered Asset Value” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Unencumbered Asset Value” means, with respect to the Consolidated Group at any time, the sum (without duplication) of the following: (a) an amount equal to (i) Unencumbered NOI for the fiscal quarter most recently ended on or prior to such date of determination (for Unencumbered Properties owned or ground leased for all of the four (4) fiscal quarter period then ended), multiplied by four, divided by (ii) the Capitalization Rate for each such Property, (b) the acquisition price paid for each Unencumbered Property acquired during the four (4) fiscal quarter period then most recently ended, (c) the aggregate amount of all unrestricted cash and cash equivalents (which, for purposes of this definition, shall include Eligible Cash 1031 Proceeds) as of the end of the fiscal quarter most recently ended on or prior to such date of determination (excluding any such unrestricted cash and cash equivalents and escrow and other deposits deducted from the calculation of Consolidated Secured Debt to determine the Consolidated Secured Debt Leverage Ratio as of the last day of such fiscal quarter) and (d) the book value of unencumbered Qualified Mortgage Loan Receivables; provided, that (i) not more than 20% of Unencumbered Asset Value at any time may be in respect of Unencumbered Properties located in Specified Jurisdictions, with any excess over the foregoing limit being excluded from Unencumbered Asset Value, (ii) not more than fifteen percent (15%) of Unencumbered Asset Value at any time may be in respect of Unencumbered Properties that are subject to Eligible Ground Leases (rather than wholly-owned in fee simple), with any excess over the foregoing limit being excluded from Unencumbered Asset Value and (iii) when calculating Unencumbered Asset Value, the aggregate amount of Qualified Mortgage Loan Receivables attributable to second mortgages or second deeds of trust added pursuant to clause (d) of this definition shall not exceed $250,000,000. Notwithstanding the foregoing, for purposes of calculating Unencumbered Asset Value on any date during the period commencing on October 1, 2018 through and including March 31, 2019, the contribution to Unencumbered Asset Value of each Senior Care Property shall be an amount equal to the lesser of (i) the undepreciated GAAP book value of such Senior Care Property on such date, as adjusted in accordance with GAAP to reflect impairment charges and (ii)(x) the undepreciated GAAP book value of such Senior Care Property as set forth on Schedule 1.01 multiplied by (y) 0.70.
1.7    Section 1.02 – Other Interpretative Provisions. Section 1.02 of the Credit Agreement is hereby amended by inserting a new paragraph (d) at the end of such section that reads as follows:

(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.8    Section 2.16(e) – Incremental Facilities. Section 2.16(e) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

In addition to the conditions precedent set forth above, it shall be a condition precedent to the effectiveness of any Incremental Facility that, if reasonably requested by any Lender at least ten days prior to the applicable Increase Effective Date, the Parent Borrower shall have provided (or cause to have been provided) to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, in each case at least five days prior to such effectiveness date.
1.9    Section 3.08 – LIBOR Successor Rate. Article III of the Credit Agreement is hereby amended by inserting a new Section 3.08 at the end thereof that reads as follows:
3.08 LIBOR Successor Rate.
(a) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Parent Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.08, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Parent Borrower may jointly agree to amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
(b)    If no LIBOR Successor Rate has been determined and the circumstances under clause (a)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that in the case of Eurocurrency Rate Loans that are denominated in Dollars, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
The provisions of this Section 3.08 shall supersede any provision in Section 10.01 to the contrary and no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, amend or waive, or consent to any departure from, such provisions, including the defined terms used herein and set forth below.
As used above:
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Parent Borrower).
1.10    Section 6.02 – Certificates; Other Information. Section 6.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (d) thereof, (ii) replacing the period at the end of clause (e) thereof with “; and” and (iii) adding the following at the end of said section as a new clause (f):
(f)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent, any L/C Issuer or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.
1.11    Section 7.10(a) – Consolidated Total Leverage Ratio. Section 7.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio to be greater than (i) sixty five percent (65%) as of September 30, 2018, December 31, 2018 and March 31, 2019 and (ii) sixty percent (60%) as of the end of any fiscal quarter of the REIT Guarantor ending thereafter. Notwithstanding the foregoing, the Credit Parties shall be permitted to increase the maximum Consolidated Total Leverage Ratio to sixty five percent (65%) for any fiscal quarter in which a Significant Acquisition occurs and for the two consecutive full fiscal quarters immediately thereafter.
1.12    Section 7.10(d) – Consolidated Unsecured Leverage Ratio. Section 7.10(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(d)    Consolidated Unsecured Leverage Ratio. Permit the Consolidated Unsecured Leverage Ratio to be greater than (i) sixty five percent (65%) as of September 30, 2018, December 31, 2018 and March 31, 2019 and (ii) sixty percent (60%) as of the end of any fiscal quarter of the REIT Guarantor ending thereafter. Notwithstanding the foregoing, the Credit Parties shall be permitted to increase the maximum Consolidated Unsecured Leverage Ratio to sixty five percent (65%) for any fiscal quarter in which a Significant Acquisition occurs and for the two consecutive full fiscal quarters immediately thereafter.
1.13    Section 9.11 – ERISA Matters. Section 9.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 9.11 ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of either Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    Such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of ether Borrower or any other Credit Party, that no Agent nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
1.14    Schedule 1.01. The Credit Agreement is hereby amended by adding a Schedule 1.01 in the form attached hereto.
SECTION 2.     Conditions of Effectiveness.
2.1    The provisions of this Amendment, other than Section 1.9 hereof, shall become effective as of September 30, 2018 on the date that (i) the Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Borrowers, the Administrative Agent and Lenders constituting the Required Lenders and (ii) each of the conditions precedent set forth below shall have been satisfied or waived in writing (the date on which such conditions precedent are satisfied or waived being the “Amendment Date”):
(a)    the Administrative Agent shall have received an amendment fee in an amount equal to $10,000 for the account of each Lender that executes and delivers to the Administrative Agent a signature page to this Amendment prior to 5:00 p.m. (New York time) on Friday, November 2, 2018; and
(b)    upon the reasonable request of any Lender made at least five Business Days prior to the Amendment Date, the Parent Borrower shall have provided (or cause to be provided) to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with the Beneficial Ownership Regulation set forth in 31 C.F.R. § 1010.230, at least two Business Days prior to the Amendment Date.
2.2    The provisions of Section 1.9 hereof shall become effective on the Amendment Date if on or prior to such date the Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Borrowers, the Administrative Agent and the Lenders.

SECTION 3.     Representations and Warranties. Each Borrower reaffirms and restates the representations and warranties set forth in the Credit Agreement and in the other Loan Documents and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date). Each Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:
(a)    it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;
(b)    no consent of any Person (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement;
(c)    this Agreement has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;
(d)    no Default or Event of Default has occurred and is continuing; and
(e)    the execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under, any contractual obligation of any Loan Party or any of its Subsidiaries.
SECTION 4.     Costs and Expenses. The Borrower acknowledges and agrees that its payment obligations set forth in Section 10.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and any other documentation contemplated hereby (whether or not this Agreement becomes effective or the transactions contemplated hereby are consummated and whether or not a Default or Event of Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Arnold & Porter Kaye Scholer LLP, counsel to the Administrative Agent.
SECTION 5.     Ratification.
(a)Except as herein agreed, the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Borrowers.
(b)    This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.
SECTION 6.     Modifications. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.
SECTION 7.     References. The Borrowers acknowledge and agree that this Agreement constitutes a Loan Document. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as the Credit Agreement may in the future be amended, restated, supplemented or modified from time to time.
SECTION 8.     Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart.
SECTION 9.     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 10.     Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.
SECTION 11.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
SECTION 12.     Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
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IN WITNESS WHEREOF, the Borrowers, the Administrative Agent and each of the undersigned Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SABRA HEALTH CARE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Sabra Health Care REIT, Inc., a Maryland corporation,
its general partner

By: /s/ Harold W. Andrews Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer

SABRA CANADIAN HOLDINGS, LLC, a Delaware limited liability company

By: /s/ Harold W. Andrews Jr.
Name: Harold W. Andrews, Jr.
Title: Chief Financial Officer
BANK OF AMERICA, N.A., as
Administrative Agent

By:    /s/ Mollie S. Canup
Name: Mollie S. Canup
Title: Vice President

BANK OF AMERICA, N.A., as
a Lender

By:    /s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Director
CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:     /s/ Frank Kaplan
Name: Frank Kaplan
Title: Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:     /s/ Jill Wong
Name: Jill Wong
Title: Director

By:     /s/ Gordon Yip
Name: Gordon Yip
Title: Director

WELLS FARGO BANK N.A., as a Lender

By:     /s/ Darin Mullis
Name: Darin Mullis
Title: Managing Director
WELLS FARGO BANK N.A., CANADIAN BRANCH

By:     /s/ Rajesh Bakhshi
Name: Rajesh Bakhshi
Title: VP

BMO HARRIS BANK, N.A., as a Lender

By:     /s/ Lloyd Baron
Name: Lloyd Baron
Title: Director

MUFG Bank, LTD., formerly known as THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:     /s/ Scott O’Connell
Name: Scott O’Connell
Title: Director

BARCLAYS BANK PLC, as a Lender

By:     /s/ Craig Malloy
Name: Craig Malloy
Title: Director

COMPASS BANK, as a Lender

By:     /s/ Brian Tuerff
Name: Brian Tuerff
Title: Senior Vice President

CITIBANK, N.A., as a Lender

By:     /s/ Christopher J. Albano
Name: Christopher J. Albano
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By:     /S/ Paul Choi
Name: Paul Choi
Title: Executive Director

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:     /s/ William G. Karl
Name: William G. Karl
Title: Executive Officer

SUNTRUST BANK, as a Lender

By:     /s/ Philip VanFossan
Name: Philip VanFossan
Title: Vice President

UBS AG, STAMFORD BRANCH, as a Lender

By:     /s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:     /s/ Kenneth Chin
Name: Kenneth Chin
Title: Director

THE BANK OF NOVA SCOTIA, as a Lender

By:     /s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Execution Head & Director

FIFTH THIRD BANK, AN OHIO CORPORATION, as a Lender

By:     /s/ Michael P. Perillo
Name: Michael P. Perillo
Title: Vice President

MIZUHO BANK, LTD., as a Lender

By:     /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:
Name: Emanuel Ma
Title: Authorized Signatory

REGIONS BANK, as a Lender

By:     /s/ Leo Bashinsky
Name: Leo Bashinsky
Title: Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:     /s/ Eva S. Mc Quillen
Name: Eva S. McQuillen
Title: Vice President

RAYMOND JAMES BANK, N.A., as a Lender

By:     /s/ Matt Stein
Name: Matt Stein
Title: Senior Vice President

STIFEL BANK & TRUST, as a Lender

By:     /s/ Joseph L. Sooter, Jr.
Name: Joseph L. Sooter, Jr.
Title: Senior Vice President

TAIWAN COOPERATIVE BANK, SEATTLE BRANCH, as a Lender

By:     /s/ Yueh-Ching Lin
Name: Yueh-Ching Lin
Title: VP & General Manager

BOKF, NA DBA BANK OF TEXAS, as a Lender

By:     /s/ Taylor Thompson
Name: Taylor Thompson
Title: Relationship Manager

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:     /s/ Eric Hafertepen
Name: Eric Hafertepen
Title: Vice President

SCHEDULE 1.01

Name of Property	Undepreciated GAAP Book Value as of September 30, 2018
Onion Creek	$13,713,203
Trisun Care Center Coastal Palms	$11,905,760
Trisun Care Center Westwood	$7,326,622
Trisun Care Center River Ridge	$8,242,449
Trisun Care Center - Northeast El Paso	$11,447,846
Lakeside ALF	$3,694,532
Lakeside Care Center	$12,985,540
Riverside Nursing & Rehab Center	$6,284,868
Senior Care of West Oaks	$13,931,844
Baytown Nursing & Rehab Center	$22,895,692
Cedar Bayou Nursing & Rehab Center	$21,064,037
Mystic Park Nursing & Rehab Center	$8,700,363
Paramount Senior Care Centers at San Antonio	$13,737,416
Senior Care of Westwood	$14,653,243
Paramount Senior Care Centers at Pasadena	$24,727,348
The Pointe Nursing & Rehab Center	$11,218,889
Brodie Ranch Nursing & Rehab Center	$9,158,277
Bandera Nursing & Rehab Center	$5,678,132
West Oaks Nursing & Rehab Center	$12,363,674
Pilgrim Manor	$24,269,434
Spring Lake Campus	$31,412,448
The Bradford	$22,895,693
The Guest House	$23,050,280
Alpine	$22,895,692
Colonial Oaks	$13,737,415
Shreveport Manor	$14,582,089
Booker T. Washington	$10,149,761
Hill Country Care	$6,509,647
Pecan Tree Rehab & Healthcare	$10,074,105
Senior Care of Jacksonville	$6,868,708
Senior Care of San Angelo	$14,500,605
Senior Care of Midland	$2,839,066
Summer Place Nursing and Rehab	$21,369,313
The Meadows Nursing and Rehab	$11,447,846
Heritage Oaks Retirement Village	$15,706,224
Heritage Oaks West Retirement Village	$5,037,052
Cypress Glen	$14,653,243
Lake Arthur	$8,242,449